Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.

To Whom It May Concern:

I, Jeffrey Schomburger, the undersigned, of 2200 W. Don Tyson Parkway, Springdale, AR 72762 hereby appoints David L. Van Bebber, R. Read Hudson and Brett Worlow as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Foods, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5.

This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Foods, Inc. securities to the Securities and Exchange Commission.

_______________________________
Jeffrey Schomburger

STATE OF ARKANSAS    )
)
COUNTY OF WASHINGTON     )

Before me, the undersigned authority, on this day appeared Jeffrey Schomburger, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the instrument for the purposes and consideration expressed in the instrument, as the act and deed of Jeffrey Schomburger.

Given under my hand and seal of office on the 11th day of November, 2016.

_________________________________
Notary Public

My Commission Expires: ______________